EXHIBIT 10.3


                                      LEASE


     THIS LEASE made and entered into this 30th day of June, 1994, by and between JOHN J. SCHWARZ, SR. and MARCELLA M. SCHWARZ, his wife, and JOHN J. SCHWARZ, JR. a/k/a JOHN T. SCHWARZ, JR., and ROBERT T. SCHWARZ, 907 Audubon Parkway, Louisville, Kentucky, 40213, hereinafter called Lessors: and MIAMI COMPUTER SUPPLY, INC., 3884 Indian Ripple Road, Dayton, Ohio, 45440, hereinafter called Lessee.

               WITNESSETH:

               1. Lessors do hereby grant, devise and lease to said Lessee the following described premises located in Louisville, Jefferson County, Kentucky, to-wit:

               Tract I

               Beginning on the East side of 15th Street at a point 254 feet North of Maple Street; running thence North along the East side of 15th Street 126 feet 5 inches, and extending back East of the same width, in lines parallel with Maple Street 100 feet to an alley.

               Tract II

               Beginning at the property line on the East side of 15th Street where the North property line of the second alley South of Broadway intersects the East property line of 15th Street; running thence North with the East property line of 15th Street 125 feet; running thence Eastwardly on a line parallel with said second alley South of Broadway 105 feet to an alley; running thence Southwardly with the West line of said alley, 125 feet to the North property line of said second alley South of Broadway; running thence with the North property line of said second alley South of Broadway, 105 feet to the point of beginning.



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for a term of 120 months beginning on the 1st day of July, 1994, and covenant to keep said Lessee in peaceful and quiet possession during the terms of and for the consideration set out below.


               2. Lessee shall pay to Lessors the sum of Twenty-Four Thousand ($24,000.00) dollars per year for the first year of the term of this Lease, payable in twelve equal monthly installments, in the sum of Two Thousand ($2,000.00) Dollars, with the first payment being due on the 1st day of July, 1994, a like payment being due on the 1st day of each succeeding month thereafter. Thereafter, the annual rent shall increase in accordance with the total increase of the Consumer Price Index, that is designated all items, for the previous year. And said annual rent shall be paid in twelve (12) equal monthly installments, under the same terms and conditions set forth above.

               3. Lessee covenants and agrees to pay all taxes, whether same shall be real estate taxes, or personal property taxes levied against the property, inventory or fixtures contained therein and shall save Lessors harmless from the payment of same.

               4. Lessee shall maintain insurance both on the building as its interest may appear and on its contents in the building, and shall furnish Lessors with evidence of such coverage. In the event the premises are destroyed, either whole or in part, by fire or other casualty so as to render said premises unsuitable for occupancy, either Lessors or Lessee may terminate this Lease and in no event shall there be any responsibility on Lessors to rebuild or to restore the premises.

               5. Lessee further agrees and covenants to indemnify and to save harmless Lessors for and against all liability arising from injury or damage during the terms of this Lease, or

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any extension thereof, to persons or property, occasioned wholly or in part by any act of omission of Lease, or any guest, servant, assign or sub-tenant of said Lessee.


               6. It is understood and agreed between the parties hereto, that the Lessee shall not have the right to assign, sub-rent or sub-lease said demised premises without the prior written consent of the Lessors.

               7. Lessee shall keep the demised premises in a clean, safe and sanitary condition and shall comply with all local laws and ordinances.

               8. Lessee has inspected the premises and improvement thereon and accepts same in the condition as it finds them, and at its cost and expense agrees to keep and maintain such premises and improvements thereon in good order and repair. It is especially understood, however, that the Lessors shall have the responsibility to repair said improvements insofar as major structural repairs are deemed necessary.

               9. Lessee shall be responsible for all fines, court costs, and attorney fees, if Lessors are cited for any violation of a city, county, state or federal agency, if said violations are due to the Lessee's negligence.

               10. Lessee shall be responsible for and shall pay all utilities furnished said demised premises.

               11. No demand for the rent need be made by Lessors, but it shall be the duty of the Lessee to pay same when due, and if the rent remains unpaid for a period of 30 days, the Lessors may enter said premises, terminate this Lease and take possession without demand or notice. Lessors shall further have all rights to seek and to obtain a judgment against the

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

Lessee for any and all rents due and payable under the terms hereof, and shall further have all rights granted to Lessors under the laws of the Commonwealth of Kentucky.

               12. All rents, notices, letters or other documents shall be forwarded to the Lessors as follows: ROBERT T. SCHWARZ, 2347 Valley Vista, Louisville, Kentucky, 40205. All demands, notices, letters or other documents shall be forwarded to the Lessee as follows: A. Schwarz, MIAMI COMPUTER SUPPLY, INC., 3884 Indian Ripple Road, Dayton, Ohio, 45440.

               13. This Lease and any interpretations thereof, shall be governed under the laws of the Commonwealth of Kentucky.

               IN TESTIMONY WHEREOF, witness the signatures of the parties the day and year first above written.



                                        --------------------------------
                                        JOHN J. SCHWARZ, JR.



                                        --------------------------------
                                        MARCELLA M. SCHWARZ



                                        --------------------------------
                                        JOHN J. SCHWARZ, SR.



                                        --------------------------------
                                        ROBERT T. SCHWARZ

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

                                        MIAMI COMPUTER SUPPLY, INC.



                                        By:
                                           -----------------------------
                                            PRESIDENT



STATE OF KENTUCKY
COUNTY OF JEFFERSON

         I do hereby certify that the foregoing Lease was acknowledged before me by John J. Schwarz, Sr., Marcella M. Schwarz, his wife, John J. Schwarz, Jr., and Robert T. Schwarz, Lessors, to be their act and deed this _____________ day of ___________, 1994.

               My commission expires:_________________________

               _______________________________________________
                    Notary Public, State at Large, Kentucky

STATE OF OHIO
COUNTY OF____________________

         I do hereby certify that the foregoing Lease was acknowledged before me by ____________________, _____________________ of Miami Computer Supply, a duly authorized officer and on behalf of said corporation, to be its act and deed, this ______ day of _____________, 1994.

               My commission expires:_________________________

               _______________________________________________
               Notary Public,                     , OHIO


Prepared by:


_________________________
JAMES P. SOHAN
Attorney at Law
602 One Riverfront Plaza
Louisville, KY  40202
(502) 589-6240


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